Exhibit 24.1

POWER OF ATTORNEY

AmTrust Financial Services, Inc. (the “Company”) intends to file a Registration Statement on Form S-8 to register shares of the Company’s Common Stock, par value $0.01 per share, to be offered in connection with the AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan.  Each of the persons signing his or her name below hereby constitutes and appoints, as of the date appearing opposite his or her signature, Ronald E. Pipoly, Jr., David Saks and Stephen Ungar, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto, and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Barry D. Zyskind	Chief Executive Officer, President and Director	May 14, 2010
Barry D. Zyskind	(Principal Executive Officer)

/s/ Michael Karfunkel	Chairman of the Board	May 14, 2010
Michael Karfunkel

/s/ Donald T. DeCarlo	Director	May 14, 2010
Donald T. DeCarlo

/s/ Susan C. Fisch	Director	May 14, 2010
Susan C. Fisch

/s/ Abraham Gulkowitz	Director	May 14, 2010
Abraham Gulkowitz

/s/ George Karfunkel	Director	May 14, 2010
George Karfunkel

/s/ Jay J. Miller	Director	May 14, 2010
Jay J. Miller